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                                                                     EXHIBIT 5.1

COOLEY GODWARD LLP
DRAFT: 11/5/96


                                                 [LETTERHEAD]


November 6, 1996


PETsMART, Inc.
10000 North 31st Street
Suite C-100
Phoenix, AZ  85051

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PETsMART, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 396,460 shares of the Company's Common Stock, $0.0001 par value, (the "Shares") in exchange for cancellation of options granted pursuant to the Pet City Holdings plc ("Pet City") 1993 Employee Share Option Scheme, 1995 Savings Related Share Option Scheme and pursuant to certain Special Option grants to Richard Northcott and Giles Clarke which are being assumed by the Company (together, the "Pet City Option Schemes").

In connection with this opinion, we have examined the Registration Statement and related draft Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued upon cancellation of the related options granted under the Pet City Option Schemes, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


/s/ Michael R. Jacobson
Michael R. Jacobson